As filed with the Securities and Exchange Commission on October 21, 1997

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                               PHARMOS CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                                             36-3207413

(State or other jurisdiction                        (IRS Employer Identification
of incorporation or organization)                               Number)

                               2 Innovation Drive
                             Alachua, Florida 32615
                                 (904) 462-1210

                       1. 1991 Incentive Stock Option Plan
              2. 1992 Incentive and Non-Qualified Stock Option Plan
                         3. 1992 Aviv Stock Option Plan
                         4. 1992 Bodor Stock Option Plan
                       5. 1994 Grinstead Stock Option Plan
                         6. 1994 Loeb Stock Option Plan
                       7. 1995 Grinstead Stock Option Plan
                        8. 1995 Knight Stock Option Plan
                         9. 1995 Loeb Stock Option Plan
                      10. 1995 Schlachet Stock Option Plan
                 11. 1997 Employees and Directors Warrants Plan
                        12. Mark Consulting Warrants Plan

 ------------------------------------------------------------------------------
                              (Full Titles of Plan)

                                 Gad Riesenfeld
                               2 Innovation Drive
                             Alachua, Florida 32615
                                 (904) 462-1210
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                             Adam D. Eilenberg, Esq.
                               Eilenberg & Zivian
                          666 Third Avenue, 30th Floor
                            New York, New York 10017
                                 (212) 986-2468

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities to be registered                            Amount to be      Proposed           Proposed           Amount of
                                                                registered        maximum            maximum            registration
                                                                (1)               offering           aggregate          fee
                                                                                  price per          offering
                                                                                  share              price
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                11,476            $2.50              $28,690            $8.69
11,476 Options at $2.50 per share  pursuant to the
1991 Incentive Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                586,499           $2.50              $1,466,148         $444.32
586,499 Options at $2.50 per share pursuant to the
1992 Incentive and Non-Qualified Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                163,501           $2.6875(2)         $43,409(2)         $133.15(2)
163,501 Options pursuant to the 1992 Incentive and
Non-Qualified Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                39,376            $2.50              $98,440            $29.83
39,376 Options at $2.50 per share pursuant to the
1992 Aviv Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock  issuable upon exercise of               38,250            $5.20              $198,900           $60.27
38,250 Options at $5.20 per share pursuant to the
1992 Bodor Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                80,000            $2.50              $200,000           $60.61
80,000 Options at $2.50 per share  pursuant to the
1994  Grinstead  Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                30,000            $2.50              $75,000            $22.73
30,000 Options at $2.50 per share pursuant to the
1994 Loeb Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                20,000            $1.9375            $38,750            $11.74
20,000 Options at $1.9375 per share pursuant to the
1995 Grinstead Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                10,000            $1.9375            $19,375            $5.87
10,000 Options at $1.9375 per share pursuant to the
1995 Knight Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                20,000            $1.9375            $38,750            $11.74
20,000 Options at $1.9375 per share pursuant to the
1995 Loeb Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                10,000            $1.9375            $19,375            $5.87
10,000 Options at $1.9375 per share pursuant to the
1995 Schlachet Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                1,130,000         $1.59              $1,796,700         $544.45
1,130,000 Warrants at $1.59 per share pursuant to the
1997 Employees and Directors Warrants Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise of                75,000            $1.66              $124,500           37.73
75,000 Warrants at $1.66 per share pursuant to the
1997 Employees and Directors Warrants Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise for               10,000            $1.39              $13,900            $4.21
10,000 Warrants at $1.39 per share pursuant to the
Mark Consulting Warrants Plan
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise for               15,000            $1.59              $23,850            $7.23
15,000 Warrants at $1.59 per share pursuant to the
Mark Consulting Warrants Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon exercise for               15,000            $1.22              $18,300            $5.55
15,000 Warrants at $1.22 per share pursuant to the
Mark Consulting Warrants Plan
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     $4,600,087         $1393.99
====================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, any additional shares of Common Stock issued as a result of the anti-dilution provisions of the Options and Warrants pursuant to which the Common Stock will be issued are deemed to be registered herewith.

(2) These amounts are based on the average of the bid and asked price of Pharmos Corporation Common Stock on October 14, 1997 as reported on the Nasdaq Stock Market and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The  following   documents   heretofore  filed  with  the  SEC  by  Pharmos
Corporation (the "Company") are incorporated in this Registration Statement by reference:

     1. The Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, specifically, the Company's Quarterly Reports on Form 10-Q filed on May 14, 1997 and August 14, 1997 and the Company's Current Report on Form 8-K filed on September 16, 1997.

     3. The description of the Company's common stock (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A dated January 30, 1984, filed pursuant to Section 12 of the Exchange Act.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of the Registration Statement.

     THE REGISTRANT UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PARTICIPANT, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO GAD RIESENFELD, PRESIDENT, PHARMOS CORPORATION, 2 INNOVATION DRIVE, ALACHUA, FLORIDA 32615, TELEPHONE: (904) 462-1210.

Item 4. Description of Securities.

     The Company's common stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Article 12 of the Company's Articles of Incorporation, as amended, directs the Company to provide in its bylaws for provisions relating to the indemnification of directors and officers to the full extent permitted by law.
Section 78.751 of the Nevada Revised Statutes, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

     The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     4.1 Specimen of Common Stock Certificate (incorporated by reference to Form S-3 Registration Statement of the Company dated November 25, 1994 [No. 33- 86720]).

     4.2 Restated Articles of Incorporation (incorporated by reference to Appendix E to the Joint Proxy Statement/Prospectus included in the Form S-4 Registration Statement of the Company dated September 28, 1992 [No. 33-52398]).

     4.3  Certificate  of  Amendment  of  Restated   Articles  of  Incorporation
          (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 [No. 0-11550])

     4.4  Amended and Restated By-Laws dated May 27, 1997.

     5 Opinion of Eilenberg & Zivian as to the legality of the shares of common stock being offered under the Plans.

     23.1 Consent of Price Waterhouse LLP, independent accountants.

     23.2 Consent of Eilenberg & Zivian (contained in their opinion filed as Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial on a fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed on the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alachua, State of Florida, on this 21st day of October, 1997.

                                       PHARMOS CORPORATION

                                   By: /s/ HAIM AVIV
                                       -----------------------------------
                                       Dr. Haim Aviv, Chairman, Chief Scientist,
                                       Chief   Executive   Officer    (Principal
                                       Executive    Officer),    Acting    Chief
                                       Financial  Officer  (Principal  Financial
                                       and Accounting Officer) and Director

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Dr. Haim Aviv and and his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement of Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do an perform each and every act and thing requisite and necessary to be done in an about the premised, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on October 21, 1997.


Signature                              Title
---------                              -----


/s/ MARVIN P. LOEB                     Director
-----------------------------
Marvin P. Loeb


/s/ E. ANDREWS GRINSTEAD III           Director
-----------------------------
E. Andrews Grinstead III


/s/ STEPHEN C. KNIGHT                  Director
-----------------------------
Stephen C. Knight


/s/ DAVID SCHLACHET                    Director
-----------------------------
David Schlachet


/s/ FREDRIC D. PRICE                   Director
-----------------------------
Fredric D. Price


/s/ MONY BEN-DOR                       Director
-----------------------------
Mony Ben-Dor